Exhibit 10.1

THE WALT DISNEY COMPANY
500 South Buena Vista Street
Burbank, California 91521

October 4, 2019

Mr. Alan N. Braverman
Senior Executive Vice President, General Counsel and
Secretary of The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

Dear Mr. Braverman:

Reference is made to your employment agreement with The Walt Disney Company (the “Company”), dated September 27, 2013 (the “Agreement”), as amended, which is scheduled to expire on December 31, 2020. In connection therewith, you and the Company hereby agree to the following, effective as of September 26, 2019:

1.The definition “Scheduled Expiration Date” in Section 5(e) of the Agreement is hereby amended to read “Scheduled Expiration Date means December 31, 2021.”

2.The second and third sentences of paragraph 3(a) are hereby amended to read “Effective September 26, 2019, Executive shall receive an annual base salary of $1,750,000. Thereafter, Executive will receive a salary at an annual rate in an amount determined by the Company in its sole discretion; provided, however, that none of such subsequent annual salaries shall be less than $1,750,000.”

3.The second sentence of paragraph 3(c) is hereby amended to read “For each full fiscal year during the term hereof, Executive shall receive an annual award with a target accounting award value (which value shall be as determined in accordance with the policies and practices generally applicable to the Company’s executive officers) of 350% of Executive’s Base Salary as expected to be in effect at the end of such fiscal year; it being understood that the form of the award shall be determined by the Compensation Committee and such form shall be subject to the terms of the applicable plan or plans of the Company.”

Except as specified above, the Agreement shall otherwise continue in accordance with its terms. Defined terms used, but not defined, in this letter have the meanings ascribed thereto in the Agreement. If you agree that the foregoing sets forth our full understanding regarding the amendment of the Agreement, please evidence your agreement and acceptance by counter-signing two copies of this letter where indicated below, returning one executed copy to us.

THE WALT DISNEY COMPANY

/s/ M. Jayne Parker
Senior Executive Vice President and
Chief Human Resources Officer
Date: October 8, 2019

/s/ Alan N. Braverman
Alan N. Braverman
Date: October 8, 2019

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